UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

LAPIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

70 Kinderkamack Road, Emerson, New Jersey		07630
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 654-4173

19 W. 34th Street, Suite 1008, New York, New York 10001
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2010, the Board of Directors (the “Board”) of Lapis Technologies, Inc. (the “Company”) elected David Lucatz to serve on the Board. The Board also appointed him as President and Chief Executive Officer and Tali Dinar as Secretary and Chief Financial Officer.

Mr. Lucatz, age 53, is currently the President of Enertec Systems 2001 Ltd., a majority-owned subsidiary of the Company (“Enertec Systems”). Since 2006, he has been the Chairman of the Board and Chief Executive Officer of DL Capital Ltd. (“DL Capital”), a boutique investment holding company based in Israel specializing in investment banking, deal structuring, business development and public/private fund raising with a strong focus in the defense and homeland security markets.  From 2001 until 2006, he served as a Deputy President and chief financial officer of I.T.L. Optronics Ltd., a publicly-traded company listed on the Tel Aviv Stock Exchange engaged in the development, production and marketing of advanced systems and solutions for the defense, warfare and security industries.  The Board believes that Mr. Lucatz’s experience over the last 25 years in management, operational, finance and business development in corporate turnaround, roll-up and M&A situations and experience in the defense and homeland security sectors provides the Company with the comprehensive and valuable perspective and judgment necessary to guide the Company’s strategies and monitor their execution.  Mr. Lucatz holds a B.Sc. in Economics and Management from the Hebrew University of Jerusalem and a M.Sc. in Industrial and Systems Engineering from Ohio State University.

Since August 2009, and following its acquisition of 51% of the outstanding common stock of the Company, DL Capital has been providing Enertec Systems with certain consulting and management services pursuant to a consulting agreement.  In consideration of these services, DL Capital receives annual payments of approximately $157,000, plus reimbursement of expenses up to an aggregate of $12,000 per year.  The agreement has an initial term of two years, and it shall automatically be renewed for additional one-year terms unless terminated in accordance with its terms.  Pursuant to the consulting agreement, the Company engaged DL Capital to provide it with consulting, managerial and administrative services in relation to the affairs and day-to-day operations of Company, which include business development, marketing, financing issues management, banks, credit and investment banking services.  The foregoing summary is qualified in its entirety by reference to the consulting agreement, which was filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.

Mrs. Dinar, age 39, has been the Chief Financial Officer of Enertec Systems since November 2009.  From 2007 until 2009, she served as Chief Controller of the Global Consortium on Security Transformation, a global homeland security organization.  From 2002 until 2007, she was the Chief Controller of I.T.L. Optronics Ltd.  Mrs. Dinar holds a B.A. in Accounting and Business Management from The College of Management Academic Studies and earned her CPA certificate in 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: May 14, 2010	By:	/s/ David Lucatz
Name: David Lucatz
Title: Chief Executive Officer